Exhibit 99.1

For more information:

Michael O’Neill

Chief Financial Officer

Alphatec Spine, Inc.

(760) 494-6746

investorrelations@alphatecspine.com

Westwicke Partners

Lynn C. Pieper

(415) 202-5678

lynn.pieper@westwicke.com

ALPHATEC SPINE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2010

REVENUE AND FINANCIAL RESULTS

•	Annual GAAP revenue of $171.6 million; 42.3% growth over 2009; pro forma revenue of $182.9 million; 7.1% growth over 2009 and 8.3% growth on a constant-currency basis

•	Adjusted EBITDA of $18.9 million; 32.2% growth over 2009

CARLSBAD, Calif., February 24, 2011 – Alphatec Holdings, Inc. (Nasdaq:ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announced today financial results for the fourth quarter and full year ended December 31, 2010.

2010 Performance Highlights

•	Positioned Alphatec as a global leader within the spine market.

•	Completed acquisition of Scient’x S.A.

•	Acquisition created global scale with sales in over 50 countries in all major markets.

•	Combined entity is the third-largest global pure-play spinal implant company.

•	Alphatec Spine products launched in all major European markets and several other major international markets.

•	Achieved significant revenue growth in key markets.

•	Achieved annual U.S. revenue of $119.9 million, representing 14.7% year-over-year growth on a GAAP basis, and 6.1% year-over-year growth on a pro forma basis.

•

With expanded European product distribution, achieved annual Europe revenue of $24.2 million, representing more than 490% year-over-year growth on a GAAP basis, and 16.9% year-over-year growth on a pro forma basis.

•	Achieved annual Asia revenue of $20.0 million, representing 66.8% year-over-year growth on a GAAP basis, and 16.8% year-over-year growth on a pro forma basis.

•	Enhanced product offerings in the Biologics market.

•	Launched PureGenTM Osteoprogenitor Cell Allograft in September 2010.

•

Established Biologics Division with dedicated sales specialists and biologics experts to drive biologics product adoption and provide support for the surgeon community with respect to the Company’s biologics products.

•	Enhanced product offerings in the Aging Spine and MIS markets.

•	All proprietary aging spine products, including Osseofix®, OsseoScrew®, and HelifixTM have been launched in Europe.

•	OsseoFix has been used in approximately 1,900 patients and OsseoScrew has been used in approximately 200 patients in Europe.

•	Illico SE® Percutaneous MIS Screw System, as well as SolusTM Locking ALIF System, have been launched in Europe.

•	MIS revenues for full year 2010 increased more than 480% from full year 2009.

Dirk Kuyper, the Company’s President and Chief Executive Officer, stated: “I am proud of the performance and results that our company delivered in 2010. We have successfully positioned Alphatec Spine as a leader within the spine market, with a broad and expanded global reach, integrated R&D and manufacturing and continued focus on both the core spine market as well as differentiated technologies in Aging Spine, MIS and Biologics.” Mr. Kuyper continued, “As we enter 2011, we remain confident in our ability to grow faster than the overall spine market and to drive towards our goal of being the leading global pure-play spine company. We have the team, the products and the strategic plan to achieve long-term revenue growth, profitability, and generation of free cash flow.”

Fourth Quarter 2010 Financial Results

Consolidated revenues for the fourth quarter 2010 were $46.0 million, an increase of 38.4% from the $33.3 million reported for the fourth quarter 2009. U.S. revenues for the fourth quarter 2010 were $32.1 million, an increase of 13.5% from the $28.3 million reported for the fourth quarter 2009. International revenues (including Europe, Asia and Rest of World) for the fourth quarter 2010 were $13.9 million, an increase of $8.9 million from the $5.0 million reported for the fourth quarter 2009.

Gross profit for the fourth quarter 2010 was $31.5 million, an increase of $9.5 million over fourth quarter 2009 of $22.0 million. Fourth quarter 2010 gross margin of 68.4% increased over fourth quarter 2009 gross margin of 66.0%.

Total operating expenses for the fourth quarter 2010 were $33.2 million, an increase of $10.8 million compared to fourth quarter 2009 of $22.4 million. Included in operating expenses for the fourth quarter 2010 are $6.8 million of expenses that were generated from the acquired Scient’x subsidiaries. The additional increase in operating expenses was primarily related to both sales and marketing expenses and general and administrative expenses, specifically driven by an increase of legal fees related to litigation matters.

Net loss for the fourth quarter 2010 was $2.9 million, or ($0.03) per share (basic and diluted), compared with a net loss of $1.3 million, or ($0.03) per share (basic and diluted) for the fourth quarter 2009. Contributing to the net loss were costs associated with the refinancing of our credit facility that amounted to $1.4 million.

Adjusted EBITDA for the fourth quarter 2010 was $4.4 million compared to adjusted EBITDA of $5.8 million for the fourth quarter 2009. Adjusted EBITDA represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation costs, and other non-recurring income or expense items, such as in-process research and development expense and transaction-related expenses.

Full Year 2010 Financial Results

Consolidated revenues for full year 2010 were $171.6 million, an increase of 42.3% from the $120.6 million reported for full year 2009. U.S. revenues for full year 2010 were $119.9 million, an increase of 14.7% from the $104.5 million reported for full year 2009. International revenues (including Europe, Asia and Rest of World) for full year 2010 were $51.7 million, an increase of $35.6 million from the $16.1 million reported for full year 2009.

Pro forma revenues for full year 2010 were $182.9 million, an increase of 7.1% from the $170.8 million for full year 2009.

Gross profit for full year 2010 was $112.8 million, an increase of $31.8 million over full year 2009 of $81.0 million. Full year 2010 gross margin was 65.7%, a decrease of 1.5% from full year 2009 gross margin of 67.2%.

Total operating expenses for full year 2010 were $124.6 million, an increase of $33.4 million over full year 2009 of $91.2 million. Included in operating expenses for full year 2010 are $17.3 million of expenses that were generated from the acquired Scient’x subsidiaries, as well as $6.1 million in transaction and restructuring-related expenses. The additional increase in operating expenses was primarily related to both sales and marketing expenses and general and administrative expenses.

Net loss for full year 2010 was $14.4 million, or ($0.18) per share (basic and diluted), compared with a net loss of $13.3 million, or ($0.27) per share (basic and diluted) for full year 2009.

Adjusted EBITDA for full year 2010 was $18.9 million compared to adjusted EBITDA of $14.3 million for full year 2009.

2011 Financial Guidance

The Company anticipates annual 2011 revenues of $195.0 million to $205.0 million, and $25.0 million to $28.0 million in annual adjusted EBITDA. The Company anticipates generating both net income and positive free cash flow in 2011.

Conference Call

Alphatec Spine will host a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the results. To participate in the conference call, please visit the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq:ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven design that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its U.S. operations, the Company also markets its products in over 50 international markets through its subsidiary, Scient’x S.A.S., via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa, South America and Latin America. In Asia and Australia, the Company markets its products through its subsidiary, Alphatec Pacific, Inc, and through Scient’x’s distributors in China, Korea and Australia.

Non-GAAP Information

Non-GAAP earnings included in this press release is a non-GAAP (generally accepted accounting principles) financial measure that represents net income (loss) excluding the effects of in-process research and development expenses, transaction-related expenses and litigation settlement expenses. Management does not consider these expenses when it makes certain evaluation of the operations of the Company. Non-GAAP earnings, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP.

Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation costs, and other non-recurring income or expense items, such as in-process research and development expense and transaction-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP.

Though management finds non-GAAP-based earnings or loss and EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures are limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: Alphatec Spine’s ability to meet its 2011 revenue, adjusted EBITDA, free cash flow and earnings projections, the ability to successfully integrate Scient’x and Alphatec, the growth rate of the spine market related to aging and elderly patients, uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline, the successful global launch of the Company’s new products and the products in its development pipeline including OsseoFix, OsseoScrew, HeliFix, Solus, PureGen and Illico SE, failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process, Alphatec Spine’s ability to develop and expand its U.S. and/or global revenues, continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products, unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, Alphatec Spine’s ability to compete with other competing products and with emerging new technologies, product liability exposure, patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$23,168	$10,085
Accounts receivable, net	39,777	24,766
Inventories, net	51,635	29,515
Prepaid expenses and other current assets	6,652	3,128
Deferred income tax assets	1,592	128

Total current assets	122,824	67,622

Property and equipment, net	38,440	30,356
Goodwill	170,194	60,113
Intangibles, net	43,148	2,296
Other assets	2,410	1,501

Total assets	$377,016	$161,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,957	$12,781
Accrued expenses	22,530	16,439
Deferred revenue	3,396	2,135
Current portion of long-term debt	1,708	6,724

Total current liabilities	43,591	38,079

Total long term liabilities	43,388	25,377
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	266,434	74,829

Total liabilities and stockholders’ equity	$377,016	$161,888

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues	$46,018	$33,260	$171,610	$120,618
Cost of revenues	14,141	11,295	57,657	39,606
Amortization of acquired intangible assets	394	—	1,136	—

Total cost of revenues	14,535	11,295	58,793	39,606

Gross profit	31,483	21,965	112,817	81,012

Operating expenses:
Research and development	4,084	3,554	16,431	13,487
In-process research and development	—	550	2,967	6,383
Sales and marketing	18,971	12,778	66,542	49,396
General and administrative	9,578	4,117	31,078	19,333
Amortization of acquired intangible assets	533	—	1,535	—
Transaction related expenses	20	1,358	3,671	2,598
Restructuring expenses	(7)	—	2,382	—

Total operating expenses	33,179	22,357	124,606	91,197

Operating loss	(1,696)	(392)	(11,789)	(10,185)
Interest and other income (expense), net	(2,335)	(685)	(4,698)	(3,193)

Loss from continuing operations before taxes	(4,031)	(1,077)	(16,487)	(13,378)
Income tax benefit	(1,155)	(70)	(2,054)	(138)

Loss from continuing operations	(2,876)	(1,007)	(14,433)	(13,240)
Income (loss) from discontinued operations, net of tax	—	(313)	78	(49)

Net loss	$(2,876)	$(1,320)	$(14,355)	$(13,289)

Net loss per common share:
Basic and diluted net loss from continuing operations	$(0.03)	$(0.02)	$(0.18)	$(0.27)
Basic and diluted net income (loss) from discontinued operations	—	(0.01)	0.00	(0.00)

Basic and diluted net loss per share	$(0.03)	$(0.03)	$(0.18)	$(0.27)

Weighted-average shares - basic and diluted	88,078	51,908	78,590	49,292

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Operating loss, as reported	$(1,696)	$(392)	$(11,789)	$(10,185)
Add back:
Depreciation	3,664	2,393	13,126	8,627
Amortization of intangible assets	204	919	1,449	3,329
Amortization of acquired intangible assets	927	—	2,671	—

Total EBITDA	3,099	2,920	5,457	1,771
Add back significant items:
Stock-based compensation	851	1,008	3,177	3,571
In-process research and development	—	550	2,967	6,383
Acquisition-related inventory step-up	449	—	1,281	—
Transaction related expenses	20	1,358	3,671	2,598
Restructuring expenses	(7)	—	2,382	—

EBITDA, as adjusted for significant items	$4,412	$5,836	$18,935	$14,323

Net loss, as reported	$(2,876)	$(1,320)	$(14,355)	$(13,289)
Add back:
In-process research and development	—	550	2,967	6,383
Acquisition-related inventory step-up	449	—	1,281	—
Amortization of acquired intangible assets	927	—	2,671	—
Transaction related expenses	20	1,358	3,671	2,598
Restructuring expenses	(7)	—	2,382	—

Net income (loss), as adjusted for significant items	$(1,487)	$588	$(1,383)	$(4,308)

Net loss per common share - basic and diluted	$(0.03)	$(0.03)	$(0.18)	$(0.27)
Add back:
In-process research and development	—	0.01	0.04	0.13
Acquisition-related inventory step-up	0.00	—	0.01	—
Amortization of acquired intangible assets	0.01	—	0.03	—
Transaction related expenses	0.00	0.03	0.05	0.05
Restructuring expenses	(0.00)	—	0.03	—

Net loss per common share - basic and diluted, as adjusted for significant items	$(0.02)	$0.01	$(0.02)	$(0.09)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended December 31,			Impact from Foreign
	2010	2009	% Change	Currency
Revenues by geographic segment
U.S.	$32,117	$28,288	13.5%	0.0%
Europe	5,699	1,686	238.0%	-7.2%
Asia	5,733	3,286	74.5%	-1.6%
Rest of world	2,469	—	100.0%	-7.2%

Total revenues	$46,018	$33,260	38.4%	-1.6%

Gross profit by geographic segment
U.S.	$25,082	$19,301
Europe	2,337	777
Asia	3,267	1,887
Rest of world	797	—

Total gross profit	$31,483	$21,965

Gross profit margin by geographic segment
U.S.	78.1%	68.2%
Europe	41.0%	46.1%
Asia	57.0%	57.4%
Rest of world	32.3%	0.0%

Total gross profit margin	68.4%	66.0%

	Year Ended December 31,			Impact from Foreign
	2010	2009	% Change	Currency
Revenues by geographic segment
U.S.	$119,880	$104,531	14.7%	0.0%
Europe	24,242	4,101	491.1%	-7.3%
Asia	19,998	11,986	66.8%	2.6%
Rest of world	7,490	—	100.0%	-7.3%

Total revenues	$171,610	$120,618	42.3%	-1.2%

Gross profit by geographic segment
U.S.	$89,226	$72,401
Europe	9,616	1,742
Asia	11,173	6,869
Rest of world	2,802	—

Total gross profit	$112,817	$81,012

Gross profit margin by geographic segment
U.S.	74.4%	69.3%
Europe	39.7%	42.5%
Asia	55.9%	57.3%
Rest of world	37.4%	0.0%

Total gross profit margin	65.7%	67.2%

Footnotes:

1)	IMC operating results have been removed from Asia revenues and gross profit for the periods presented.
2)	The impact from foreign currency represents the percentage change in 2010 revenues due to the change in foreign exchange rates for the periods presented.

ALPHATEC HOLDINGS, INC.

PRO FORMA REVENUES BY GEOGRAPHIC SEGMENT

(in thousands, except percentages - unaudited)

	Three Months Ended		% Change
	December 31,			Constant
	2010	2009	Reported	Currency
Pro Forma Revenues by geographic segment
U.S.	$32,117	$31,219	2.9%	2.9%
Europe	5,699	7,366	-22.6%	-16.6%
Asia	5,733	4,878	17.5%	19.4%
Rest of world	2,469	3,167	-22.0%	-16.0%

Total revenues	$46,018	$46,630	-1.3%	0.2%

	Year Ended		% Change
	December 31,			Constant
	2010	2009	Reported	Currency
Pro Forma Revenues by geographic segment
U.S.	$122,855	$115,826	6.1%	6.1%
Europe	29,097	24,887	16.9%	24.6%
Asia	21,657	18,548	16.8%	14.0%
Rest of world	9,336	11,582	-19.4%	-14.3%

Total revenues	$182,945	$170,843	7.1%	8.3%

Footnotes:

1)	IMC operating results have been removed from Asia pro forma revenues for the periods presented.
2)	Pro Forma revenues for the perods presented include the results of Scient’x as if the Scient’x acquisition had occurred on January 1, 2009.
3)	% Change - Constant Currency represents the change in 2010 pro forma revenue had the 2010 foreign exchange rates remained constant with 2009 foreign exchange rates.